Exhibit 1


                      DILLARD CREDIT CARD MASTER TRUST I

                         DILLARD ASSET FUNDING COMPANY
                                 (Transferor)

                             DILLARD NATIONAL BANK
                                  (Servicer)

                             DILLARD NATIONAL BANK
                  (formerly Mercantile Stores National Bank)

                                DILLARD'S, INC.

                            UNDERWRITING AGREEMENT
                               (Standard Terms)

                                _________, 2002

Morgan Stanley & Co. Incorporated
As Underwriter and as
Representative of the
several Underwriters
named in the
Terms Agreement
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

          Dillard Asset Funding Company ("DAFC"), a Delaware business trust, was formed pursuant to that certain Trust Agreement, dated as of August 14, 1998, by and among Condev Nevada, Inc., a Nevada corporation, as depositor, JPMorgan Chase Bank, as owner trustee, and certain administrators thereof. DAFC proposes to cause the Dillard Credit Card Master Trust I (the "Trust") to issue the Asset Backed Certificates designated in the applicable Terms Agreement (as hereinafter defined) (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") described in the applicable Terms Agreement among DAFC, as Transferor (the "Transferor"), Dillard National Bank ("DNB"), as Servicer (the "Servicer"), and the trustee identified in the applicable Terms Agreement (the "Trustee"), as supplemented by the Series Supplement having the date stated in the applicable Terms Agreement, among the Transferor, the Servicer and the Trustee (the "Supplement"). The Series of Certificates designated in the applicable Terms Agreement will be sold in a public offering through the underwriters listed on Schedule I to the applicable Terms Agreement (the "Underwriters"). Certificates of any Series sold to the Underwriters shall be sold pursuant to a Terms Agreement by and among DAFC, DNB, Dillard National Bank (formerly Mercantile Stores National Bank) ("DNB-La."), Dillard's Inc. (the "Corporation") and the Underwriters, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incorporates by reference this Underwriting Agreement (this "Agreement," which may include the applicable Terms Agreement if the context so requires). Any Series of Certificates sold pursuant to any Terms Agreement may include the benefits of a letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series ("Credit Enhancement"). With respect to any such Credit Enhancement, the Corporation, DNB, DNB-La. or DAFC may enter into an agreement (the "Credit Enhancement Agreement") by and between such party(ies) and the provider of the Credit Enhancement (the "Credit Enhancement Provider"). Each Certificate will represent a specified percentage undivided interest in the Trust. The assets of the Trust include, among other things, certain amounts due on a portfolio of private label revolving credit card accounts transferred to DAFC (the "Receivables"), and the benefit of the Credit Enhancement, if any. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Series of Certificates designated in the applicable Terms Agreement and no other Series of Asset Backed Certificates issued by the Trust.

          Section 1. Representations and Warranties of the Corporation, DNB, DNB-La. and DAFC. (A) Upon the execution of the applicable Terms Agreement, each of the Corporation, DNB, DNB-La. and DAFC represents and warrants to the Underwriters that as of the date of such Terms Agreement:

          (a) DAFC has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Certificates. Such registration statement, as amended at the time it was declared effective by the Commission, including all material incorporated by reference therein, including all information contained in any Additional Registration Statement (as defined herein) and deemed to be part of such registration statement as of the time such Additional Registration Statement (if any) was declared effective by the Commission pursuant to the General Instructions of the Form on which it was filed and including all information (if any) deemed to be a part of such registration statement as of the time it was declared effective by the Commission pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act (such registration statement, the "Initial Registration Statement") has been declared effective by the Commission. If any post-effective amendment has been filed with respect to the Initial Registration Statement, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. If (i) an additional registration statement, as amended, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) deemed to be a part of such additional registration statement pursuant to Rule 430A(b) and, together with any post-effective amendment thereto (the "Additional Registration Statement") relating to the Certificates has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to Rule 462(b), then the Certificates have been duly registered under the Act pursuant to the Initial Registration Statement and such Additional Registration Statement or (ii) an Additional


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

Registration Statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to Rule 462(b), then upon such filing the Certificates will have been duly registered under the Act pursuant to the Initial Registration Statement and such Additional Registration Statement. If DAFC does not propose to amend the Initial Registration Statement or, if an Additional Registration Statement has been filed and DAFC does not propose to amend it and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of the applicable Terms Agreement, the most recent amendment (if any) to each such registration statement that has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act or, in the case of any Additional Registration Statement, Rule 462(b) will be effective. The Initial Registration Statement and any Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." Copies of the Registration Statements, together with any post-effective amendments have been furnished to the Underwriters. DAFC proposes to file with the Commission pursuant to Rule 424 ("Rule 424") under the Act a supplement (the "Prospectus Supplement") to the form of prospectus included in a Registration Statement (such prospectus, in the form it appears in a Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424 is hereinafter referred to as the "Basic Prospectus") relating to the Certificates and the plan of distribution thereof. The Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the "Final Prospectus." Except to the extent that the Underwriters shall agree in writing to a modification, the Final Prospectus shall be in all substantial respects in the form furnished to the Underwriters prior to the execution of the relevant Terms Agreement, or to the extent not completed at such time, shall contain only such material changes as DAFC has advised the Underwriters, prior to such time, will be included therein. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424 is hereinafter called a "Preliminary Final Prospectus";

          (b) The Initial Registration Statement, including such amendments thereto as may have been required on the date of the applicable Terms Agreement, and the Additional Registration Statement (if any), relating to the Certificates, have been filed with the Commission and such Initial Registration Statement as amended, and the Additional Registration Statement (if any), have become effective. No stop order suspending the effectiveness of the Initial Registration Statement or the Additional Registration Statement (if any) has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Corporation, DNB, DNB-La. or DAFC, threatened by the Commission;

          (c) The Initial Registration Statement conforms, and any amendments or supplements thereto and the Final Prospectus will conform, in all material respects to the requirements of the Act, and do not and will not, as of the applicable effective date as to the Initial Registration Statement and any amendment thereto, as of the applicable filing date as to the Final Prospectus, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Additional Registration Statement (if any) and the Initial Registration Statement conform, in all material respects to the requirements of the Act, and do not and will not, as of the applicable effective date as to the Additional Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated


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

therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall apply only during the period that a prospectus relating to the Certificates is required to be delivered under the Act by dealers in connection with the initial public offering of such Certificates (such period being hereinafter sometimes referred to as the "prospectus delivery period"); provided, further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to DAFC by or on behalf of the Underwriters specifically for use in connection with the preparation of a Registration Statement and the Final Prospectus;

          (d) As of the Closing Date, the representations and warranties of DAFC, as Transferor, and DNB, as Servicer, in the Pooling and Servicing Agreement and the Supplement will be true and correct, except to the extent such representations and warranties related to a prior date;

          (e) As of the Closing Date, (i) the representations and warranties of DNB and DAFC, in the Receivables Purchase Agreement (the "DNB Purchase Agreement"), dated as of August 14, 1998, pursuant to which certain Receivables were transferred to DAFC by DNB, will be true and correct and (ii) the representations and warranties of DNB-La. and DAFC, in the Receivables Purchase Agreement (the "DNB-La. Purchase Agreement" and, collectively with the DNB Purchase Agreement, the "Purchase Agreements"), dated as of August 14, 1998, pursuant to which certain Receivables were transferred to DAFC by DNB-La., will be true and correct, except to the extent such representations and warranties related to a prior date;

          (f) DAFC has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables;

          (g) The Certificates have been duly authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement and the Supplement, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement and the applicable Terms Agreement, will be duly and validly executed, issued and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement and the Supplement; each of the Pooling and Servicing Agreement and the Supplement have been duly authorized and, when executed and delivered by DAFC, as Transferor, each of the Pooling and Servicing Agreement and the Supplement will (assuming due execution and delivery by the Trustee) constitute a valid and binding agreement of DAFC; the Purchase Agreements, the Certificates, the Pooling and Servicing Agreement and the Supplement conform to the descriptions thereof in the Final Prospectus in all material respects; and, if applicable, when executed by DAFC, as Transferor, the Credit Enhancement Agreement will (assuming due execution and delivery by the Trustee and Credit Enhancement Provider) constitute a valid and binding agreement of DAFC;

          (h) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Corporation, DNB, DNB-La. or DAFC for the consummation of the transactions contemplated by this Agreement,


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

the applicable Terms Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Supplement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables;

          (i) None of the Corporation, DNB, DNB-La. or DAFC is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein, in the Pooling and Servicing Agreement, the Supplement or the Purchase Agreements. The execution, delivery and performance of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement, the Purchase Agreements and the Credit Enhancement Agreement, and the issuance and sale of the Certificates and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such party or any of its properties or any material agreement or instrument to which the Corporation, DNB, DNB-La. or DAFC is a party or by which such party is bound or to which any of the properties of such party is subject, or the organizational documents of such party except for any such breaches or violations or defaults as would not individually or in the aggregate have a material adverse effect on the transactions contemplated herein, in the Pooling and Servicing Agreement, the Supplement or the Purchase Agreements;

          (j) Other than as set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Corporation, DNB, DNB-La. and DAFC, threatened to which any of the Corporation, DNB, DNB-La. or DAFC or their subsidiaries is or may be a party or to which any property of the Corporation, DNB, DNB-La. or DAFC or their subsidiaries are or may be the subject which, if determined adversely to the Corporation, DNB, DNB-La. or DAFC, could individually or in the aggregate reasonably be expected to have a material adverse effect on the Corporation, DNB, DNB-La. or DAFC's credit card business or on the interests of the holders of the Certificates; and there are no contracts or other documents of a character required to be filed as an exhibit to the Initial Registration Statement or the Additional Registration Statement (if any) or to be described in the Initial Registration Statement, the Additional Registration Statement (if any) or the Basic Prospectus which are not filed or described as required;

          (k) Each of this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Corporation, DNB, DNB-La. and DAFC;

          (l) Each of the Pooling and Servicing Agreement, the Supplement, the Certificates and the Receivables conforms in all material respects with the descriptions thereof contained in the Registration Statement and the Final Prospectus;

          (m) Deloitte & Touche LLP, who have audited certain financial statements of the Corporation, DNB and DNB-La., are independent public accountants as required by the Act;


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

          (n) Neither the Trust nor the Transferor is an "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended;

          (o) Any taxes, fees and other governmental charges imposed upon the Transferor or on the assets of the Trust in connection with the execution, delivery and issuance by the Transferor of this Agreement, the Pooling and Servicing Agreement, the Supplement or the Certificates and which are due at or prior to each Closing Date have been or will have been paid by or on behalf of the Transferor at or prior to such Closing Date;

          (p) Neither the Pooling and Servicing Agreement nor the Supplement needs to be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder;

          (q) Each of the Corporation, DNB, DNB-La. and DAFC possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its respective properties or the conduct of its respective businesses as described in the Final Prospectus, except where the failure to possess or make the same would not have, singularly or in the aggregate, a material adverse effect on the Receivables, the Certificates or its condition (financial or otherwise), results of operations, business or prospects;

          (r) Except as disclosed in the Registration Statement and the Prospectus, none of the Corporation, DNB, DNB-La. or DAFC (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter, or (ii) intends to use any of the proceeds from the sale of the Certificates to repay any outstanding debt owed to any affiliate of any Underwriter;

          (s) DNB has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and is duly qualified to do business and is in good standing in each state of the United States where the nature of its business requires it to be so qualified;

          (t) DNB-La. has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and is duly qualified to do business and is in good standing in each state of the United States where the nature of its business requires it to be so qualified; and

          (u) The Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such


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

business is presently conducted, and is duly qualified to do business and is in good standing in each state of the United States where the nature of its business requires it to be so qualified.

          Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, DAFC agrees to sell to the Underwriters, and the Underwriters agree to purchase from DAFC, the principal amount of Certificates set forth opposite each Underwriter's name in Schedule I to the applicable Terms Agreement. The purchase price for the Certificates shall be as set forth in the applicable Terms Agreement.

          DAFC acknowledges and agrees that Morgan Stanley & Co. Incorporated may sell Certificates to any of its affiliates, and that any such affiliates may sell such Certificates to Morgan Stanley & Co. Incorporated.

          Section 3. Delivery and Payment. Unless otherwise provided in the applicable Terms Agreement, payment for Certificates shall be made to DAFC or to its order by wire transfer of same day funds at the offices of Simpson Thacher & Bartlett in New York, New York at 10:00 A.M., New York City time, on the Closing Date (as hereinafter defined) specified in the Terms Agreement, or at such other time on the same or such other date as the Underwriters and DAFC may agree upon. The time and date of such payment for the Certificates as specified in the applicable Terms Agreement are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Unless otherwise provided in the applicable Terms Agreement, payment for the Certificates shall be made against delivery to the Underwriters of the Certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Underwriters shall request in writing not later than two full Business Days prior to the Closing Date. DAFC shall make the Certificates available for inspection by the Underwriters in New York, New York not later than one full Business Day prior to the Closing Date.

          Section 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Certificates for sale to the public, which may include selected dealers, as set forth in the Final Prospectus.

          Section 5. Covenants of the Dillard's Entities. Each of the Corporation, DNB, DNB-La. and DAFC covenants and agrees with the Underwriters that upon the execution of each Terms Agreement:

          (a) Promptly following the execution of such Terms Agreement, DAFC will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Certificates are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as DAFC deems appropriate. DAFC will file such Prospectus Supplement with the Commission pursuant to Rule 424 within the time prescribed therein and will provide evidence satisfactory to the Underwriters of such timely filing. In


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

addition, to the extent that the Underwriters (i) have provided to DAFC Collateral Term Sheets or Series Term Sheets (each, as defined below) that the Underwriters have provided to prospective investors, DAFC will file such Collateral Term Sheets or Series Term Sheets, as applicable, as an exhibit to a report on Form 8-K within two business days of its receipt thereof, but, in any event, not later than the time required under the terms of the Public Securities Association Letter as described below, or (ii) have provided to DAFC Structural Term Sheets or Computational Materials (each as defined below) that such Underwriters have provided to a prospective investor, DAFC will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of such Terms Agreement, but in any event, not later than the date on which the Final Prospectus is filed with the Commission pursuant to Rule 424.

          (b) During the prospectus delivery period, before filing any amendment or supplement to the Initial Registration Statement, the Additional Registration Statement (if any) or the Final Prospectus, DAFC will furnish to the Underwriters copies of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which any Underwriter reasonably objects.

          (c) During the prospectus delivery period, the Corporation, DNB, DNB-La. and DAFC will advise the Underwriters promptly after it receives notice thereof, (i) when any amendment to any Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment or supplement to any Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the issuance by the Commission of any order preventing or suspending the use of any Final Prospectus relating to the Certificates or the initiation or threatening of any proceedings for that purpose and (v) of any notification with respect to any suspension of the qualification of the Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or notification and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

          (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act, DAFC promptly will prepare and file or cause to be prepared and filed with the Commission, an amendment or a supplement which will correct such statement or omission or effect such compliance.

          (e) DAFC will endeavor to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Certificates; provided, however, that DAFC shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that DAFC shall not be required to file a general consent to service of process in any jurisdiction.


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

          (f) DAFC will promptly furnish to each Underwriter, without charge, copies of each Registration Statement (including exhibits thereto), one of which will be signed, and to each Underwriter conformed copies of each Registration Statement (without exhibits thereto) and, during the prospectus delivery period, copies of any Preliminary Final Prospectus and the Final Prospectus, in each case, in such quantities as each Underwriter may reasonably request.

          (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever first occurs, DAFC will deliver to each Underwriter (i) the annual statements of compliance, (ii) the annual independent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be distributed to Certificateholders of the Trust and (iv) all documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or, if an affiliate of DAFC is not the Servicer, as soon thereafter as practicable.

          (h) DAFC will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation: (i) expenses of preparing, printing and reproducing each Registration Statement, the Preliminary Final Prospectus, the Final Prospectus, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement, any Credit Enhancement Agreement and the Certificates, (ii) the cost of delivering the Certificates and the Final Prospectus to the Underwriters, (iii) any fees charged by investment rating agencies for the rating of such Certificates, (iv) the reasonable expenses and costs incurred in connection with "blue sky" qualification of the Certificates for sale in those states designated by the Underwriters and the printing of memoranda relating thereto (including fees and disbursements of counsel for the Underwriters); and (v) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and with respect to any stock exchange listing.

          (i) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Corporation, DNB, DNB-La. or DAFC, such party shall furnish such documents and take any such other actions.

          (j) DAFC will cause the Trust to make generally available to Certificateholders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Initial Registration Statement (or, if later, the effective date of the Additional Registration Statement), which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

          (k) For a period of 30 days from the date of each Final Prospectus, DAFC will not offer, sell, contract to sell or otherwise dispose of any credit card asset-backed securities transferred to DAFC which are substantially similar to the Certificates offered thereby without the prior written consent of each Underwriter or unless such securities are referenced in the Terms Agreement.


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

          Section 6. Representations and Warranties of the Underwriters. Each Underwriter represents, warrants, covenants and agrees with the Corporation, DNB, DNB-La. and DAFC that:

          (a) It either (A) will not provide any potential investor with a Collateral Term Sheet (which is required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association Letter as described below), or (B) will, substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, deliver such Collateral Term Sheet to DAFC.

          (b) It either (A) will not provide any potential investor with a Structural Term Sheet or Computational Materials, or (B) will timely provide any such Structural Term Sheet or Computational Materials to DAFC.

          (c) It either (A) will not provide any potential investor with a Series Term Sheet or (B) will timely provide any Series Term Sheet to DAFC.

          (d) Each Collateral Term Sheet will bear a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

          (e) Each Structural Term Sheet and Series Term Sheet and all Computational Materials will bear a legend substantially as follows (or in such other form as may be agreed upon between the Representative and DAFC prior to the date of this Agreement):

          This information is furnished on a confidential basis and may not be reproduced in whole or in part and is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. Morgan Stanley & Co. Incorporated makes no representation or warranty with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Morgan Stanley disclaims any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from, this information. Morgan Stanley and others associated with it may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. Information contained in this material is current as of the date appearing on this material only.
          Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. Morgan Stanley & Co. Incorporated is acting as the lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley, approved by Morgan Stanley
          International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd.
          We recommend that such investors obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
          Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT
          FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
          THE U.K. FINANCIAL SERVICES AUTHORITY.

          (f) It agrees to provide to DAFC any accountants' letters obtained relating to the Collateral Term Sheets, Structural Term Sheets and Computational Materials, which accountants' letters shall be addressed to DAFC.

          (g) It has not, and will not, without the prior written consent of DAFC, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials to any investor after the date of the related Terms Agreement.

          (h) It has not offered or sold and will not offer or sell any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995 or the Financial Services and Markets Act 2000 (the "FSMA"); (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuer; (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to participate in a collective investment scheme (within the meaning of section 238 of the FSMA) in circumstances in which section 238(1) of
the FSMA does not apply; (iv) it is a person of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001; and (v) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

          For purposes of this Agreement, "Collateral Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994). "Series Term Sheet" has the meaning assigned to it in the April 4, 1996 letter of Latham & Watkins on behalf of Greenwood Trust Company (which letter, and the SEC staff's response thereto, were publicly available April 5, 1996).

          Section 7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for Certificates on the Closing Date shall be subject to the accuracy of the representations and warranties of the Corporation, DNB, DNB-La. and DAFC contained herein at and as of the Closing Date, to the accuracy of the statements of such parties made in any certificates pursuant to the terms hereof, to the performance by such parties of their respective obligations hereunder and under the applicable Terms Agreement and to the following additional conditions:

          (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Act and in accordance with Section 5(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of any Registration Statement shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; and all requests for additional information from the Commission with respect to any Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

          (b) Subsequent to the date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business, properties or condition (financial or otherwise) of the Corporation, DNB, DNB-La. or DAFC which, in the judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or material limitation of trading of securities generally on the New York Stock Exchange or the American Stock Exchange; (iii) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities; (iv) a material disruption in securities settlement or clearance services in the United States, or (v) any outbreak, declaration or escalation of hostilities involving the United States, or a declaration by the United States of a national emergency or a declaration of war, or any other substantial national or international calamity or emergency or any change in the financial markets the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Certificates on the terms specified herein and the applicable Terms Agreement.

          (c) The Underwriters shall have received a certificate of a Vice President with responsibility for financial matters or other proper officer of each of the Corporation, DNB, DNB-La. and DAFC, dated the Closing Date, in which such officer, to the best of his knowledge, shall state that (i) the representations and warranties of the Corporation, DNB, DNB-La. and DAFC in this Agreement are true and correct in all material respects, (ii) the Corporation, DNB, DNB-La. and DAFC have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of a Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and (iv) the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each of the Corporation, DNB, DNB-La. and DAFC shall have furnished to the Underwriters the opinions of Simpson Thacher & Bartlett, counsel for such parties, dated the Closing Date, in substantially the forms attached hereto as Exhibits B through __, with only such changes as shall in form and substance be satisfactory to the Representative and counsel for the Underwriters.

          (e) The Underwriters shall have received from Cadwalader, Wickersham & Taft, counsel for the Underwriters, one or more opinions, each dated the Closing Date, with respect to the validity of the Certificates, the Initial Registration Statement, the Additional Registration Statement (if any), the Final Prospectus, and such other related matters as the Representative may reasonably require, and DAFC shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

          (f) The Underwriters shall have received from local counsel one or more opinions, each dated the Closing Date, with respect to certain matters regarding the Uniform Commercial Code and state income and franchise tax, as adopted in each of the relevant jurisdictions, each in form and substance satisfactory to the Representative and counsel for the Underwriters.

          (g) The Underwriters shall have received from Richards, Layton & Finger, counsel to DAFC, an opinion, dated the Closing Date, with respect to certain corporate matters, in form and substance satisfactory to the Representative and counsel for the Underwriters.

          (h) At the date of the applicable Terms Agreement and at the Closing Date, Deloitte & Touche LLP (or such other independent public accountants as shall be named in the applicable Terms Agreement), certified independent public accountants for DAFC, shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of the applicable Terms Agreement and as of the Closing Date confirming that they are certified independent public accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations thereunder and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters.

          (i) The Underwriters shall receive evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the appropriate office or offices in each relevant jurisdiction, reflecting the interest of the Trustee in the Receivables and the proceeds thereof.

          (j) The Underwriters shall have received from Pryor Cashman Sherman & Flynn LLP, counsel to the Trustee, an opinion, dated the Closing Date, to the effect that:

          (i) The Trustee has been duly organized and is validly existing as a banking corporation under the laws of New York and has the corporate power and authority to conduct business and affairs as a trustee.

          (ii) The Trustee has the corporate power and authority to perform the duties and obligations of trustee under, and to accept the trust contemplated by, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement.

          (iii) Each of the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement has been duly authorized, executed, and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (iv) The Certificates have been duly executed and authenticated by the Trustee.

          (v) Neither the execution nor the delivery by the Trustee of the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement nor the consummation of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Trustee.

          (vi) The execution and delivery of the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement by the Trustee and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (x) any law or regulation of any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Trustee, or (y) the Certificate of Incorporation or By-laws of the Trustee.

          (k) The Underwriters shall be named as recipients or shall have received reliance letters, if applicable, with respect to any opinions delivered to DAFC by counsel of the Credit Enhancement Provider, if any.

          (l) The Underwriters shall have received evidence satisfactory to them that the Certificates shall be rated in accordance with the applicable Terms Agreement by the Rating Agency.

          (m) The Underwriters shall have received a certificate of a Vice President with responsibility for financial matters or other proper officer of the Servicer, dated the Closing Date, in which such officer, to the best of his or her knowledge, shall state that the representations and warranties of the Servicer in the Pooling and Servicing Agreement and the Supplement are true and correct.

          (n) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters in all material respects and the Underwriters and counsel for the Underwriters shall have received such information, certificates, opinions and documents as the Underwriters or counsel for the Underwriters may reasonably request.

          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Corporation and DAFC in writing or by telephone or facsimile confirmed in writing.

          Section 8. Reimbursement of Underwriters' Expenses. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 (other than the conditions set forth in paragraph (b) of clauses (ii), (iii), (iv) and (v) of
Section 7) is not satisfied, or because of any refusal, inability or failure on the part of the Corporation, DNB, DNB-La. or DAFC to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Corporation, DNB, DNB-La. and DAFC will jointly and severally reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Certificates and upon demand such parties shall pay the full amount thereof to the Representative.

          Section 9. Indemnification and Contribution. (a) DAFC agrees to indemnify and hold harmless the Underwriters, each of the directors thereof, each of the officers who are involved in the Offering and each person, if any, who controls each Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or preparing to defend or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) DAFC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to DAFC by or on behalf of the Underwriters specifically for use therein, and (ii) such indemnity with respect to any Preliminary Final Prospectus shall not inure to any benefit of any Underwriter (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented), if DAFC had previously furnished a sufficient number of copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability which DAFC may otherwise have.

          (b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless DAFC, each of the directors thereof, each of the officers who signs a Registration Statement, and each person who controls DAFC within the meaning of the Act, to the same extent as the foregoing indemnities from DAFC to the Underwriters, but only with reference to written information furnished to DAFC by or on behalf of each Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9(a) or (b) unless the indemnifying party is materially prejudiced thereby and in any event will not relieve it of any liability which it may have to any indemnified party otherwise than under this
Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter(s) being indemnified in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) If the foregoing indemnification provisions of this Section 9 are unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Transferor on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Transferor on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Certificates purchased under this Agreement (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Certificates purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The Transferor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter nor any person controlling any Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by the Underwriters in connection with the initial offering of the Certificates less the amount of any damages which such Underwriter or such controlling person has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

          Section 10. Obligations of the Corporation, DNB and DNB-La. Each of the Corporation, DNB and DNB-La. agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each person who controls the Underwriters within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, in consideration of and as an inducement to its agreement to purchase the Certificates from DAFC, jointly and severally to indemnify and hold harmless the Underwriters and each person who controls the Underwriters within the meaning of either the Act or the Exchange Act against any failure by DAFC to perform its obligations to the Underwriters (including its contribution obligation) pursuant to Section 9 hereof.

          Section 11. Default by an Underwriter. If, on the Closing Date, any Underwriter or Underwriters default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Certificates by other persons satisfactory to DAFC and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Certificates set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I to the Terms Agreement bears to the aggregate principal amount of Certificates set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I to the Terms Agreement; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Certificates on the Closing Date if the aggregate principal amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Certificates to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Certificates which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and DAFC do not elect to purchase the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or DAFC, except that the provisions of Section 12 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I to the Terms Agreement who, pursuant to this Section 11, purchases Certificates which a defaulting Underwriter agreed but failed to purchase.

          Section 12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Corporation, DNB, DNB-La., DAFC and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Corporation, DNB, DNB-La. or DAFC or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Certificates. The provisions of Sections 8, 9, 10 and 5(h) hereof shall survive the termination or cancellation of this Agreement.

          Section 13. Notices. All communication hereunder shall be in writing and, if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to them at 1585 Broadway, 3rd Floor, New York, New York 10036,
Attention: [J. Douglas Van Ness], with a copy to them at 1221 Avenue of the Americas, 5th Floor, New York, New York 10020, Attention: Michelle Wilke; if sent to DAFC, will be mailed, delivered or telecopied and confirmed to them care of Dillard Asset Funding Company, c/o JPMorgan Chase Bank, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, Telecopy No.: (302) 984-4903; or if sent to DNB or DNB-La., will be mailed, delivered or telecopied and confirmed to them care of Dillard National Bank at 396 N. William Dillard Drive, Gilbert, Arizona 85702, Attention:
______________, Telecopy No.: (602) _________; or if sent to the Corporation, will be mailed, delivered or telecopied and confirmed to them care of Dillard's Inc. at 1600 Cantrell Road, Little Rock, Arkansas 72201, Attention:
______________, Telecopy No.: (501) _________.

          Section 14. Secondary Trust or Special Purpose Vehicle. Each Underwriter severally represents that it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to the Certificates, transfer, deposit or otherwise convey any Certificates into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Certificates without the prior written consent of the Corporation and DAFC.

          Section 15. Miscellaneous. This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of law doctrine); it may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person shall have any right or obligation hereunder. This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, other than those contained in the Terms Agreement executed in connection herewith. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 16. Effectiveness. This Agreement shall become effective upon execution and delivery hereof.

                  If you are in agreement with the foregoing, please sign the counterpart hereof and return it to DAFC, whereupon this letter and your acceptance shall become a binding agreement by and among the Corporation, DNB, DNB-La., DAFC and the Underwriters.


                               Very truly yours,


                               DILLARD'S INC.


                               By
                                   --------------------------------------------
                                   Name:
                                   Title:


                               DILLARD NATIONAL BANK


                               By
                                   --------------------------------------------
                                   Name:
                                   Title:


                               DILLARD NATIONAL BANK (f/k/a
                                 MERCANTILE STORES NATIONAL
                                 BANK)


                               By
                                   --------------------------------------------
                                   Name:
                                   Title:

                               DILLARD ASSET FUNDING COMPANY


                               ------------------------------------------------
                               By: James Freeman, Administrator

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

MORGAN STANLEY & CO. INCORPORATED
  as Underwriter and as Representative
  of the several Underwriters named in
  the Terms Agreement

By
    --------------------------------------------
    Name:
    Title:

                                                                      Exhibit A

                            FORM OF TERMS AGREEMENT
                            -----------------------

                      DILLARD CREDIT CARD MASTER TRUST I

          CLASS A FIXED RATE ASSET BACKED CERTIFICATES, SERIES 2002-



                                TERMS AGREEMENT
                                ---------------

                            Dated: ________, 2002

To:     Dillard's, Inc.
        Dillard National Bank
        Dillard National Bank (formerly Mercantile Stores National Bank) Dillard Asset Funding Company

Re:     Underwriting Agreement dated August ____, 2002

Series Designation:  Series 2002-______


Underwriters:

          The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Underwriting Agreement, this Agreement will prevail.

Terms of the Certificates:

                        Initial
                        Invested         Interest Rate
Class                   Amount           or Formula         Price to Public (1)
--------------------    -------------    ---------------    -------------------
Class A                 $[________]      _________%         ______%


(1)     Plus accrued interest at the applicable rate from _______, 2002.


Distribution Dates: Class A: the ______ day of each month (or if such ______ day is not a business day the next succeeding business day), commencing _______, 2002.

Certificate Ratings:

Class A:     [AAA] by Standard & Poor's
             [Aaa] by Moody's

Credit Enhancement Provider:

Trustee:  JPMorgan Chase Bank

Pooling and Servicing Agreement: The Amended and Restated Pooling and Servicing Agreement, dated as of ______, 2002, as amended, among Dillard Asset Funding Company, as Transferor, Dillard National Bank as Servicer, and JPMorgan Chase Bank, as Trustee, on behalf of the Certificateholders of Dillard Credit Card Master Trust.

Supplement: Series 2002-____ Supplement, dated as of __________ __, 2002, among Dillard Asset Funding Company, as Transferor, Dillard National Bank as Servicer, and JPMorgan Chase Bank, as Trustee, on behalf of the Series 2002-____ Certificateholders.

Purchase Price:

          The purchase price payable by the Underwriters for the Certificates covered by this Agreement will be the following percentage of the principal amounts to be issued:

          Per Class A Certificate: ______%

Registration Statement: Registration No. 333-67855

Underwriting Commissions, Concessions and Discounts:

          The Underwriter's discounts and commissions, the concessions that the Underwriter may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A Certificates, shall be as follows:

                        Underwriting
                          Discounts          Selling
      Class             and Concessions     Concessions         Reallowance
-------------------   ------------------  ---------------  --------------------
Class A                      _____%            ______%             ____%

Closing Date:  ________, 2002, 10:00 a.m., New York Time

Location of Closing: [Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017]

Payment for the Certificates:  Wire transfer of same day funds

Opinion Modifications:

Other securities being offered concurrently:

          The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Certificates set forth opposite their names on Schedule I hereto.

MORGAN STANLEY & CO. INCORPORATED
As Underwriter and as Representative of
the several Underwriters named
in Schedule I hereto


By:
     -------------------------------
     Name:
     Title:

Accepted:

DILLARD'S, INC.

By:
     -------------------------------
     Name:
     Title:

DILLARD NATIONAL BANK

By:
     -------------------------------
     Name:
     Title:

DILLARD NATIONAL BANK (f/k/a
  MERCANTILE STORES NATIONAL BANK)

By:
     -------------------------------
     Name:
     Title:

DILLARD ASSET FUNDING COMPANY

     BY:   JPMORGAN CHASE BANK,
           as owner trustee

     By:
          -------------------------------
          Name:
          Title:

                                  SCHEDULE I

                                 UNDERWRITERS

$[_________] Principal Amount of Class A Fixed Rate Asset Backed Certificates, Series 2002-___

                                                       Principal Amount
                                                       ----------------

Morgan Stanley & Co. Incorporated                        $[_________]






     Total                                               $[_________]